Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200
Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
Austin                       Milan
Beijing                       Munich
Boston                       New York
Brussels                    Orange County
Chicago                      Paris
Dubai                          Riyadh
Düsseldorf                 San Diego
Frankfurt                    San Francisco
Hamburg                    Seoul
Hong Kong                Silicon Valley
Houston                     Singapore
London                       Tel Aviv
Los Angeles               Tokyo
Madrid Washington, D.C.

April 29, 2026

Athena Technology Acquisition Corp. II

442 5th Avenue

New York, NY 10018

Re: Registration Statement on Form S-4

To the addressee set forth above:

We have acted as special counsel to Athena Technology Acquisition Corp. II, a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 38,777,362 shares of common stock, $0.0001 par value per share, of the Company (the “Shares”) pursuant to the terms and conditions of the Business Combination Agreement, dated as of December 4, 2024, by and among the Company, Ace Green Recycling, Inc., a Delaware corporation (“Ace Green”), Athena Technology Sponsor II, LLC, a Delaware limited liability company, and Project Atlas Merger Sub Inc., a Delaware corporation (as amended on March 19, 2026 and on April 18, 2026 and as may be further amended and/or amended and restated, the “Merger Agreement”). The Shares are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2025 (Registration No. 333–286836) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) prior to the delivery of any Shares, the Registration Statement will have been declared effective under the Act, that the registration will apply to all of the Shares and will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such Shares, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,
/s/ Latham & Watkins LLP